EXHIBIT 10.1

U.S. Energy Corp.
Performance Compensation Plan
2015 Performance Period Matrix

Plan Objectives

The objectives of the Performance Compensation Plan (the "Plan") are to:

•	incentivize top level managers and senior management of U.S. Energy Corp ("US Energy" or the "Company");
•	to improve shareholder value by accomplishing aggressive, yet realistic, financial and production objectives;
•	encourage employees to contribute to the ultimate goal of improving shareholder value by making participating employees eligible for an annual performance bonus under the Plan; and
•	heavily weighting the compensation of senior management towards performance based incentives.

Performance Period

The Performance Period shall be from January 1, 2015 to December 31, 2015.

Award Determination

The Compensation Committee and the Board shall have the authority, in their discretion, to determine whether any bonuses have been earned under the Plan for a particular Performance Period.  In addition to the Financial and Operation Factors defined below, the Compensation Committee and the Board shall have the authority, in their discretion; to impose an activation trigger (the "Bonus Trigger") conditioning any awards under the Plan on the satisfaction of designated performance criteria.  In the event the Bonus Trigger has not been satisfied, the Compensation Committee and the Board shall have the authority, in their discretion, to reduce or forgo any bonuses under the Plan.

2015 Award Levels

The Threshold, Target, and Maximum bonus awards (as a percentage of base salary) for the 2015 Performance Period are provided below under "2015 Bonus Award Matrix Criteria".

2015 Performance Metric

The performance metric utilized for 2015 will be Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA").  The Compensation Committee will establish a target level for the performance metric, the achievement of which will result in earned incentives equal to 100% of the participant's target award amount.  Additionally, the Compensation Committee, in its discretion, may determine to reduce an award under the

Plan even though certain objectives have been met.  See below 2015 Bonus Award Matrix Criteria.

Payment of Awards

Payment of all bonuses under the Plan is to be made after the Form 10-K for the year ended December 31, 2015 is filed, but before March 15, 2016.

2015 Bonus Award Matrix Criteria

Metric	% Allocated	Criteria

EBITDA	100%	100% for positive EBITDA for the year, per the audited consolidated financial statements